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                                                                      Exhibit 11


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated November 18, 1996, and to all references to our firm included in or made a part of this Registration Statement on Form N-1A of the Burridge Funds (comprising the Burridge Capital Development Fund).



ARTHUR ANDERSEN LLP


Chicago, Illinois
November 18, 1996